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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ----------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 18, 2005

                           CELL WIRELESS CORPORATION
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


       000-49849                                           88-0483722
(Commission File Number)                       (IRS Employer Identification No.)

4625 East Broadway, Suite 203                                85711
     TUCSON, ARIZONA                                       (Zip Code)
(principal executive offices)

                                 (520) 881-4632
              (Registrant's telephone number, including area code)

                          Arizona Aircraft Spares, Inc.
                   (Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act




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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On March 1, 2005, Russell Bedford Stefanou Mirchandani LLP, certified public accountants("RBSM") resigned as the Registrant's independent auditor.

     RBSM's reports on the Company's financial statements for the year ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion. During the year ended December 31, 2003, and the subsequent interim period through March 1, 2005 the Company has not had any disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company subsequently re-engaged RBSM as its certifying accountant as of March 18, 2005 for the Company's year ending December 31, 2004. During the Registrant's two most recent fiscal years and any subsequent interim period prior to the engagement of RBSM, neither the Registrant nor anyone on the Registrant's behalf consulted with RBSM regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

RBSM's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.       Description
-----------       -----------

16 Letter from Russell Bedford Stefanou Mirchandani LLP Certified Public Accountants to the Commission, dated March 18, 2005

SIGNATURES

Pursuant of the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2005                   CELL WIRELESS CORPORATION



                                        /s/ John Bohringer
                                        ----------------------------------
                                        John Bohringer
                                        Chief Executive Officer